SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 22, 2004


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


            0-10394                                       91-0864123
   (Commission File Number)                   (IRS Employer Identification No.)


                 10525 Willows Road N.E., Redmond, WA   98052
             (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                               Page 1 of 6 Pages


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Item 2.02 Results of Operation and Financial Condition

A copy of a press release made on October 22, 2004 follows:


DATA I/O CORPORATION
10525 Willows Road N.E.
Redmond, WA 98052
Tel: (425) 881-6444
Fax:(425) 881-6856

For information please contact:

Joel Hatlen                                            Deborah Stapleton
VP, Finance and Chief Financial Officer                Stapleton Communications
Data I/O                                               (650) 470-0200
(425) 881-6444                                         deb@stapleton.com


             DATA I/O ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS

Redmond, WA. (Oct. 22, 2004) - Data I/O Corporation (NASDAQ: DAIO), the leading provider of manual and automated device programming systems, today announced financial results for the third quarter ended Sept. 30, 2004.

Revenues were $7.8 million, up 12.6 percent from the $6.9 million reported in the second quarter of 2004. Third quarter gross margins increased to 54.5 percent, up from the 50.9 percent reported in the prior quarter. The higher gross margins were primarily a result of increased direct sales in Europe and Asia, a more favorable product mix and material cost savings.

In accordance with U.S. generally accepted accounting principles (GAAP), net income for the third quarter of 2004 was $93,000 or $0.01 per share, compared with net income of $104,000 or $0.01 per share in the second quarter of 2004. The company took a restructuring charge of $432,000 or $0.05 per share during the third quarter, related to a reduction in the work force announced Aug. 2, 2004. Excluding the restructuring charge, the company's operating income was 7.3% of sales, in line with the company's expectations.

Total cash and short-term investments were $6.2 million at Sept. 30, 2004. The company remains debt-free.

"We are pleased with our continued growth and the fact that we achieved our highest quarterly revenues since the fourth quarter of 2000 while recording our eighth consecutive quarter of profitability," said Fred Hume, president and CEO. "We saw stronger customer activity from Asia, which remained our largest overall revenue contributor. We believe this growth continues to validate our investment in that region, which is the fastest growing manufacturing center in the world.

"We began revenue shipments of our new in-systems programming (ISP) product solution to a major industrial controls manufacturer in the U.S. Initially, our ISP solution will focus on applications and devices that use access methods to the devices that are not currently supported by JTAG tools vendors. The new product satisfies an unmet need for an ISP solution that can be easily integrated with other test products in a manufacturing environment," Hume said.

Guidance  for the Fourth  Quarter
Data I/O currently expects that financial results for the fourth quarter will generally be in line with operating results for the third quarter.

Conference Call Information
A conference call discussing the third quarter of 2004 financial results will follow this release today at 8:00 a.m. Pacific time/11:00 a.m. Eastern time. To listen to the call, please dial (212) 287-1617, passcode: Data I/O. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (203) 369-0515, access code: Data I/O. The conference call will also be simultaneously webcast over the Internet; visit the Investor Relations section of the Data I/O Corporation website at http://www.dataio.com to access the call from the site. This webcast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call for approximately one year.


About Data I/O Corporation
Celebrating more than 30 years of innovative leadership in the device programming industry, Data I/O Corporation (NASDAQ: DAIO), provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. FlashCORE(TM), Sprint and UniSite families provide a wide range of device support and versatility to address a user's many different programming needs. Data I/O Corporation has headquarters in Redmond, WA, with sales and services offices worldwide. For further information, visit the company's website at http://www.dataio.com.

Forward Looking Statement
Statements in this news release concerning future revenues, future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.




                       - Summary Financial Data Attached -


                              DATA I/O CORPORATION
                       COMPARATIVE STATEMENTS OF EARNINGS
                      (in thousands except per share data)

                                                    Third Quarter                                    Nine Months Ended
                                         -----------------------------------------        ----------------------------------------
                                                                         Percent                                        Percent
                                           9/30/2004      9/30/2003      Change             9/30/2004     9/30/2003     Change
                                         -----------------------------------------        ----------------------------------------
Net sales                                     $7,765         $5,578        22.1%              $21,495       $18,092      18.8%
Gross margin                                   4,232          3,299        27.2%               11,455        10,064      13.8%
Gross margin as percent of sales               54.5%          52.3%         2.2%                53.3%         55.6%      -2.3%
Operating expenses:
  Research & development                       1,262          1,294        -2.5%                3,642         3,534       3.1%
  Selling, general and administrative          2,405          1,823        31.9%                6,700         5,551      20.7%
  Provision for business restructure             432              0                               502          (27)
                                           ------------------------------                 -----------------------------
Operating income (loss)                          133            420                               611         1,006
Non-operating income (expense):
  Interest, net                                 (12)             15                                29            57
  Foreign currency exchange                     (26)           (21)                              (45)         (103)
                                           ------------------------------                 -----------------------------
Income/(loss) from operations before taxes        95            205                               595           960
Income tax expense                                 2          (114)                               103          (10)
                                           ------------------------------                 -----------------------------
Net income/(loss)                                 93            319                               492           970
                                           ==============================                 =============================

                                           ------------------------------                 -----------------------------
Total diluted earnings/(loss) per share        $0.01          $0.04                             $0.06         $0.12
                                           ==============================                 =============================

Diluted weighted average shares outstanding    8,386          8,243                             8,362         8,026



                              DATA I/O CORPORATION
                             CONDENSED BALANCE SHEET
                                 (in thousands)

                                                                                     9/30/2004        12/31/2003
                                                                                ---------------  ----------------
Cash and cash equivalents                                                               $4,936            $4,380
Short-term investments                                                                   1,298             2,354
Accounts receivable, net                                                                 6,417             5,054
Inventories                                                                              3,454             4,608
Other current assets                                                                       315               430
Property, plant and equipment, net                                                       1,622             1,151
Other long-term assets, net                                                                 29                11
                                                                                ---------------  ----------------
       Total assets                                                                    $18,071           $17,988
                                                                                ===============  ================


Current liabilities                                                                     $5,452            $5,794
Deferred gain on sale of property                                                          858             1,105
Shareholders' equity                                                                    11,761            11,089
                                                                                ---------------  ----------------
       Total liabilities and shareholders' equity
                                                                                       $18,071           $17,988
                                                                                ===============  ================


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Data I/O Corporation


October 22, 2004           By /s/Frederick R. Hume
                           -----------------------
                           Frederick R. Hume
                           President
                           Chief Executive Officer



                           By /s/Joel S. Hatlen
                           --------------------
                           Joel S. Hatlen
                           Vice President - Finance
                           Chief Financial Officer
                           Secretary and Treasurer